Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

TO

SERVICES AGREEMENT

This AMENDMENT NO. 1, dated as of July 18, 2008 (this “Amendment”), to the Services Agreement, dated as of April 6, 2006 (the “Agreement”), is between Chicago Mercantile Exchange Inc., a Delaware corporation (“CME”), and New York Mercantile Exchange, Inc., a Delaware corporation (“NYMEX”).

RECITALS

WHEREAS, CME and NYMEX desire to amend and supplement certain terms of the Agreement as described in this Amendment; and

WHEREAS, all capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the Parties agree as follows:

1. Amendment to Section 2. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

“This Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with Article 13 below, shall terminate on the 10th anniversary of Launch Date 1, provided, however, that if CME elects in writing at least twelve (12) months prior to said 10th anniversary, the term shall be extended for an additional two years and the Agreement shall terminate on the 12th anniversary of Launch Date 1. Upon expiration of the initial term, this Agreement shall automatically renew for successive three-year renewal terms unless either (i) NYMEX notifies CME in writing at least twelve (12) months prior to the beginning of the applicable renewal term of its decision not to renew or (ii) CME notifies NYMEX in writing at least eighteen (18) months prior to the beginning of the applicable renewal term of its decision not to renew. The initial term and the renewal terms, if any, shall collectively be referred to herein as the ‘Term’.”

2. Amendment to Section 13.5. The first sentence of Section 13.5 is hereby amended to read in its entirety as follows:

“During the one-year period between the sixth and seventh anniversaries of Launch Date 1, either NYMEX or CME may terminate this Agreement by providing written notice to the other party during such period.”

3. Interpretation. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Sections 1 and 2 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

4. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any such instrument or document to be deemed to be a reference to the Agreement as amended by this Amendment.

5. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Amendment shall only become effective (i) immediately following the NYMEX Holdings Stockholders Meeting (as defined in the Agreement and Plan of Merger among CME Group Inc. (“CME Group”), CMEG NY Inc., NYMEX Holdings, Inc. (“NYMEX Holdings”) and NYMEX, dated as of March 17, 2008 and amended as of June 30, 2008 and July 18, 2008 (the “Merger Agreement”)), or (ii) in the event that the NYMEX Holdings Stockholders Meeting is not held as a result of a breach of the Merger Agreement by NYMEX Holdings, immediately following such breach.

6. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of Illinois (other than the laws thereof that would require reference to the laws of any other jurisdiction).

7. Termination. This Amendment shall terminate and be of no effect in the event that the CME Group Stockholders Meeting (as defined in the Merger Agreement) is not held as a result of a breach of the Merger Agreement by CME Group. Any termination of this Amendment pursuant to this Section 7 shall have no effect on the Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHICAGO MERCANTILE EXCHANGE INC.

By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer

NEW YORK MERCANTILE EXCHANGE, INC.

By:	/s/ Richard Schaeffer
Name:	Richard Schaeffer
Title:	Chairman of the Board

[Signature Page to Amendment No. 1 to the Services Agreement]